As filed with the Securities and Exchange Commission on August 12, 1997

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

RYAN, BECK & CO., INC.
(Exact name of registrant as specified in its charter)

New Jersey
(State or other jurisdiction of incorporation or organization)

22-1773796
(I.R.S. Employer Identification Number)

80 Main Street
West Orange, New Jersey  07052
(Address of principal executive offices)

Ryan, Beck & Co., Inc. 1997 Employee Restricted Stock
Purchase Plan
(Full Title of Plan)

Ben A. Plotkin, President
80 Main Street
West Orange, New Jersey  07052
(Name and address of agent for service)

(201) 325-3000
(Telephone number, including area code, of agent for service)

Copies to:
Stephen T. Burdumy, Esquire
Klehr, Harrison, Harvey, Branzburg & Ellers
1401 Walnut Street
Philadelphia, Pennsylvania  19102
(215) 568-6060

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the form of reoffer prospectus included herein also relates to the securities registered under the Registrant's
Registration Statements on Form S-8 (File Nos. 33-47410 and 333-30325), as amended (collectively, the "Prior
Registration Statements"), is intended for use in connection therewith, and constitutes a post-effective amendment thereto.


CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
Title of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	Registered	Price Per Share	Offering Price	Fee

Common Stock, par	179,190<F1>	$5.25<F3>	$940,747.50	$285.08<F3>
value $.10 per share
Common Stock, par	514,312<F2>	<F2>	<F2>	<F2>
value $.10 per share
Total				$285.08

<F1>  Represents the number of shares of the Registrant's
Common Stock reserved for issuance pursuant to the Ryan, Beck & Co., Inc. 1997 Employee Restricted Stock Purchase Plan.
<F2>  Such shares of the Registrant's Common Stock were
previously registered on the Prior Registration Statements. In connection therewith, the Company paid registration fees, in the aggregate, of $752.70.
<F3>  Based on the closing sales price of the Registrant's
Common Stock as reported by the Nasdaq National Market on August 8, 1997, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN PROSPECTUS

A reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3 is being filed with the Commission as part of this Registration Statement. The
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 under the Securities
Act of 1933, as amended, and the Note to Part I of Form S-
8.

PROSPECTUS

RYAN, BECK & CO., INC.
80 Main Street
West Orange, New Jersey  07052
(201) 325-3000

693,502 Shares of Common Stock

The shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of Ryan, Beck & Co.,
Inc. (together with its subsidiaries, the "Company") which are the subject of this Prospectus and which may be sold from time to time hereunder are shares which may be acquired by certain officers, directors and key employees
(the "Selling Stockholders") of the Company (i) upon the exercise of options ("1986 Plan Options") to purchase
Shares granted to the Selling Stockholders by the Company pursuant to the terms of the Ryan, Beck & Co., Inc. 1986
Stock Option Plan (the "1986 Option Plan"), (ii) upon the exercise of options ("1996 Plan Options," and together with the 1986 Plan Options, "Plan Options") to purchase such
Shares granted to the Selling Stockholders by the Company pursuant to the terms of the Ryan, Beck & Co., Inc. 1996
Stock Option Plan, (iii) pursuant to the terms of the Amended and Restated Ryan, Beck & Co., Inc. Restricted
Stock Grant Plan (the "Stock Grant Plan") and (iv) pursuant to the terms of the Ryan, Beck & Co., Inc. 1997 Employee
Restricted Stock Purchase Plan (the "Stock Purchase Plan").
 See "Selling Stockholders."

It is anticipated that the Shares may be offered for sale by one or more of the Selling Stockholders, in their discretion, on a delayed or continuous basis from time to time in transactions in the open market at prices prevailing at the time of sale on the Nasdaq National Market (the "NNM") under the symbol "RBCO" or in private transactions at negotiated prices or otherwise. Such transactions may be effected directly by the Selling Stockholders, each acting as principal for his own account. Alternatively, such transactions may be effected through brokers, dealers or other agents designated from time to time by the Selling Stockholders, and such brokers, dealers or other agents may receive compensation in the form of customary brokerage commissions or concessions from the Selling Stockholders or the purchasers of the Shares. The Shares held by the Selling Stockholders may also be sold hereunder by brokers, dealers, banks or other persons or entities who receive such Shares as a pledgee of the Selling Stockholders. The
Selling Stockholders, brokers who execute orders on their behalf and other persons who participate in the offering of the Shares on their behalf may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and a portion of the proceeds of sales and commissions or concessions therefore may be deemed underwriting compensation for purposes of the Securities Act. The
Company will not receive any part of the proceeds from the sale of Shares by the Selling Stockholders. Upon the exercise of Plan Options by the holders thereof, the Company will receive the exercise price of the Plan Options.
 To the extent the Plan Options are exercised, the Company will apply the proceeds thereof to its general corporate purposes.

The Company will pay all costs and expenses incurred by it in connection with the registration of the Shares under the Securities Act. The Selling Stockholders will pay the costs associated with any sales of Shares, including any discounts, commissions and applicable transfer taxes.

THESE SECURITIES HAVE NOT BEEN APPROVED
OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

The date of this Prospectus is August 12, 1997.

NO PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS NOT CONTAINED IN THIS
PROSPECTUS IN CONNECTION WITH THE
OFFERING MADE BY THIS PROSPECTUS, AND IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON
AS HAVING BEEN AUTHORIZED BY THE
COMPANY OR THE SELLING STOCKHOLDERS.
THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO BUY THE SECURITIES TO WHICH THIS
PROSPECTUS RELATES IN ANY JURISDICTION TO
ANY PERSON TO WHOM IT IS NOT LAWFUL TO
MAKE SUCH AN OFFER OR SOLICITATION IN
SUCH JURISDICTION.  NEITHER DELIVERY OF
THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE
HEREOF OR SINCE THE DATE AS OF WHICH
INFORMATION IS SET FORTH HEREIN.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange
Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at prescribed rates at the Public
Reference Section of the Commission at 450 Fifth Street,
N.W., Room 1024, Washington, D.C. 20549, and at the
Commission's regional offices located at 7 World Trade
Center, New York, New York 10048, and Citicorp Center,
500 West Madison Street, Suite 1400, Chicago, Illinois
60661-2511. Such reports and other information filed with the Commission can be reviewed through the Commission's
Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's website (http:www.sec.gov). The Common Stock of the
Company is listed on the NNM and reports, proxy and information material and other information concerning the Company may be inspected at the offices of the National
Association of Securities Dealers, Inc., Reports Section,
1735 K Street, N.W., Washington, D.C.  20006.

This Prospectus constitutes a part of a registration statement on Form S-8 (the "Registration Statement") filed by the
Company with the Commission under the Securities Act with respect to the securities offered hereby. This
Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the Public Reference
Section of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Annual
Report");

(b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (the "March 31,
1997 Quarterly Report");

(c)   The Company's Current Report on Form 8-K dated
June 9, 1997; and

(d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated June 2, 1986, including all amendments and reports filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act subsequent to the date of this Prospectus and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies should be directed to Ryan, Beck & Co., Inc., 80 Main Street, West Orange, New Jersey
07052; Attention:  Secretary.

THE COMPANY

The Company is principally engaged in the underwriting, distribution and trading of tax-exempt, bank equity and debt securities. The Company provides consulting, research and brokerage services primarily to community-oriented financial services companies with a focus on corporate finance and merger-related services. The Company offers a general securities brokerage business with investment products for retail and institutional clients, as well as life insurance and annuity products. The Company's clients consist primarily of high net worth individuals (primarily residents of New Jersey, other Mid-Atlantic and Northeastern states and Florida), banking and thrift institutions (primarily located in New Jersey, Pennsylvania and Florida) and, to a much lesser extent, insurance companies and specialty finance companies. The
Company's plan is to continue to operate as a high quality firm serving its market niche in the financial services industry.

The Company is registered as a broker-dealer with the Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation which insures customer funds and securities deposited with a broker-dealer up to $500,000 per customer, with a limitation of $100,000 on claims for cash balances. The Company is not a member of any securities exchange.

The Company was organized in New Jersey in 1965, under
the name of John J. Ryan & Co., Incorporated, as a
successor to various entities dating from 1946.  The
Company changed its name to Ryan, Beck & Co., Inc. in
1981.  The principal executive office of the Company is
located at 80 Main Street, West Orange, New Jersey  07052
and its telephone number is 201-325-3000.

FORWARD-LOOKING STATEMENTS

This Prospectus incorporates by reference forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's 1996 Annual Report and the March 31, 1997 Quarterly Report and under "Business" in the 1996 Annual Report incorporated in this Prospectus by reference. Such statements are based on current expectations that involve a number of uncertainties. Actual results could differ materially from those projected in the forward-looking statements.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares of Common Stock offered hereby. The
Selling Stockholders will receive all of the net proceeds from the sale of the Shares of Common Stock offered hereby. Upon the exercise of Plan Options by the holders thereof, the Company will receive the exercise price of the Plan Options. To the extent the Plan Options are exercised, the Company will apply the proceeds thereof to its general corporate purposes.

SELLING STOCKHOLDERS

Certain "affiliates" (as defined under Rule 405 promulgated under the Securities Act) of the Company are eligible to sell, pursuant to this Prospectus, any Shares acquired by such affiliates, subsequent to the date of this Prospectus, upon the exercise of 1996 Plan Options and/or pursuant to the Stock Grant Plan and/or the Stock Purchase Plan. As the names of such affiliates and the amount of Shares to be offered by them become known, the Company will supplement this Prospectus with such information. In addition, the following persons are eligible to sell, pursuant to this Prospectus, the number of Shares set forth opposite their name in the table below.


SELLING STOCKHOLDERS


	Pre-Offering	Post-Offering

		Total Number		Total Number
	Name and	of Shares		of Shares
	Relationship	Beneficially	Shares	Beneficially	Percentage
	to the Company<F1>	Owned<F2>	Offered	Owned <F3>	of Class<F4>
Christopher Bayait	1,000<F5>	1,000	0	0
Christopher Cerniglia	16,125<F6>	8,500	7,625	*
Lawrence Cohn	20,000<F7>	20,000	0	0
Jim Dzikowski	5,000<F8>	5,000	0	0
Craig Eckenthal	30,001<F9>	5,000	25,001	*
Philip Grand	5,000<F10>	5,000	0	0
Allen Greene, former
President & CEO	44,012<F11>	20,000	24,012	*
Michael M. Horn, Director	20,368<F12>	1,500	18,868	*
Jonathan Klausner, Senior
Vice President	24,315<F13>	10,000	14,315	*
Robert Lewit	5,000<F14>	5,000	0	0
Andrew Lieb	5,000<F15>	5,000	0	0
Lois Livreri	5,000<F16>	5,000	0	0
Guy Malaby	14,298<F17>	7,875	6,423	*
Brian McShane	12,356<F18>	7,500	4,856	*
Richard B. Neff, Director	22,207<F19>	3,000	19,207	*
James Newman	3,736<F20>	3,500	236	*
Robert W. Pangia, Director	1,621<F21>	1,621	0	0
Christopher Parker	1,000<F22>	1,000	0	0
Benjamin Perlmutter, Director	2,933<F23>	1,621	1,312	0
Ben Plotkin, President
and Director	164,677<F24>	66,500	98,177	3.0%
Robin Poliner	1,000<F25>	1,000	0	0
Dan Ramer	5,000<F26>	5,000	0	0
Dennis Reynolds	11,177<F27>	8,500	2,677	*
Peter W. Rodino, Jr., Director	1,500<F28>	1,500	0	0
Mildred Santillo	2,753<F29>	2,312	441	*
Leonard Stanley, Senior
Vice President, Chief Financial
and Administrative Officer
and Director	28,222<F30>	22,875	5,346	*
Jay Suskind, Senior Vice	46,076<F31>	23,250	22,826	*
President and Director
Erik van Nispen	7,500<F32>	7,500	0	0

 * Indicates less than one percent (1%).

<F1> 	All persons are employees of the Company unless
otherwise indicated.
<F2>	Assumes the exercise of all Plan Options to
purchase Shares granted to the above-listed Selling
Stockholders.
<F3>	Assumes the offer and sale of all Shares eligible to
be offered and sold hereby by the Selling Stockholders to third parties unaffiliated with such Selling Stockholders.
<F4>	These percentages are calculated in accordance
with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, without giving effect to the 60 day limitation regarding the conversion of convertible securities. Based upon 3,205,604 shares of Common Stock issued and outstanding as of July
31, 1997.
<F5>	Includes 1,000 Shares issuable upon the exercise of
1996 Plan Options.

<F6>	Includes 7,625 shares of Common Stock and 8,500
Shares issuable upon the exercise of 1996 Plan Options.
<F7>	Includes 20,000 Shares issued pursuant to the
Stock Grant Plan.
<F8>	Includes 5,000 Shares issuable upon the exercise of
1996 Plan Options.
<F9>	Includes 25,001 shares of Common Stock and
5,000 Shares issuable upon the exercise of 1996 Plan
Options.
<F10>	Includes 5,000 Shares issuable upon the exercise of
1996 Plan Options.
<F11>	Includes 24,012 shares of Common Stock and
20,000 Shares previously issued upon the exercise of 1996
Plan Options.
<F12>	Includes 18,868 shares of Common Stock and
1,500 Shares issued pursuant to the Stock Grant Plan.
<F13>	Includes 8,315 shares of Common Stock, 6,000
Shares issued pursuant to the Stock Grant Plan and 10,000
Shares issuable upon the exercise of 1996 Plan Options.
<F14>	Includes 5,000 Shares issuable upon the exercise of
1996 Plan Options.
<F15>	Includes 5,000 Shares issuable upon the exercise of
1996 Plan Options.
<F16>	Includes 5,000 Shares issuable upon the exercise of
1996 Plan Options.
<F17>	Includes 4,239 shares of Common Stock, 2,184
Shares issued pursuant to the Stock Grant Plan and 7,875
Shares issuable upon the exercise of 1986 Plan Options.
<F18>	Includes 4,856 shares of Common Stock and 7,500
Shares issuable upon the exercise of 1996 Plan Options.
<F19>	Includes 19,207 shares of Common Stock and
3,000 Shares issued pursuant to the Stock Grant Plan.
<F20>	Includes 236 shares of Common Stock and 3,500
Shares issuable upon the exercise of 1996 Plan Options.
<F21>	Includes 1,621 Shares issued pursuant to the Stock
Grant Plan.
<F22>	Includes 1,000 Shares issuable upon the exercise of
1996 Plan Options.
<F23>	Includes 1,312 shares of Common Stock and 1,621
Shares issued pursuant to the Stock Grant Plan.
<F24>	Includes 75,071 shares of Common Stock, 23,106
Shares issued pursuant to the Stock Grant Plan, 31,500
Shares issuable upon the exercise of 1986 Plan Options and
35,000 Shares issuable upon the exercise of 1996 Plan
Options.
<F25>	Includes 1,000 Shares issuable upon the exercise of
1996 Plan Options.
<F26>	Includes 5,000 Shares issuable upon the exercise of
1996 Plan Options.
<F27>	Includes 2,677 shares of Common Stock and 8,500
Shares issuable upon the exercise of 1996 Plan Options.
<F28>	Includes 1,500 Shares issued pursuant to the Stock
Grant Plan.
<F29>	Includes 441 shares of Common Stock, 1,312
Shares issuable upon the exercise of 1986 Plan Options and
1,000 Shares issuable upon the exercise of 1996 Plan
Options.
<F30>	Includes 2,674 shares of Common Stock, 2,673
Shares issued pursuant to the Stock Grant Plan, 7,875
Shares issuable upon the exercise of 1986 Plan Options and
15,000 Shares issuable upon the exercise of 1996 Plan
Options.
<F31>	Includes 12,386  shares of Common Stock, 10,440
Shares issued pursuant to the Stock Grant Plan, 15,750
Shares issuable upon the exercise of 1986 Plan Options and
7,500 Shares issuable upon the exercise of 1996 Plan
Options.
<F32>	Includes 7,500 Shares issuable upon the exercise of
1996 Plan Options.

PLAN OF DISTRIBUTION

The Common Stock is listed for trading on the NNM. The sale of the Shares offered hereunder is not being underwritten. The Shares covered by this Prospectus may be offered and sold by the Selling Stockholders from time to time on the NNM through broker-dealers selected by the Selling Stockholders at market prices prevailing at the time of sale, in private transactions at negotiated prices or otherwise. It is anticipated that such transactions will be effected without payment of any underwriting commissions or discounts, other than brokers' commissions or fees customarily paid in connection with such transactions, which commissions and fees will be borne by the Selling Stockholders.

The Company has agreed to bear the costs of registering the Shares offered hereby under the Securities Act, but will not receive any of the proceeds from the sale of such Shares.

There is no assurance that the Selling Stockholders will sell any or all of the Shares offered hereby.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for the Company by Klehr, Harrison, Harvey, Branzburg & Ellers, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements and schedule of the Company appearing in the Company's 1996 Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering described herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy a security other than the shares of Common Stock offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.



TABLE OF CONTENTS
	Page
Available Information	2
Incorporation of Certain
Documents by Reference	2
The Company	3
Forward Looking
Statements	4
Use of Proceeds	4
Selling Stockholders	5
Plan of Distribution	8
Legal Matters	8
Experts	8


693,502 Shares of Common Stock

RYAN, BECK & CO., INC.

PROSPECTUS

August 12, 1997

PART II

INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated into this Registration Statement by reference:

1.	The Company's Annual Report on Form 10-K for
the fiscal year ended December 31, 1996;

2.	The Company's Quarterly Report on Form 10-Q
for the quarterly period ended March 31, 1997;

3.	The Company's Current Report on Form 8-K dated
June 9, 1997; and

4.	The description of the Company's Common Stock
contained in the Company's Registration Statement on Form 8-A, dated June 2, 1986, including all amendments and reports filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act subsequent to the date of this Prospectus and prior to the completion or termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Klehr, Harrison, Harvey, Branzburg & Ellers, Philadelphia,
Pennsylvania, has delivered an opinion in connection herewith with respect to the legality of the shares of Common Stock being registered hereunder.

Item 6.	Indemnification of Directors and Officers.

In accordance with Section 14A:3-5 of the New Jersey
Business Corporation Act, the Company's Certificate of Incorporation authorizes the Company to enter into agreements pursuant to which the Company would be required to indemnify and hold harmless its officers and directors against expenses and liabilities incurred by or imposed upon them in connection with any proceedings to which they may be made, or threatened to be made, a party, or in which they may become involved, by reason of their having been a director or officer, to the same extent as they would be indemnified and held harmless under a standard directors' and officers' liability insurance policy selected by the Board of Directors. The Certificate of Incorporation also requires the Company to provide its directors and executive officers with indemnification to the fullest extent permitted by law.

The Company presently maintains directors' and officers' liability insurance on certain of its directors and officers. In addition, the Company has entered into indemnification agreements with each of its directors and certain senior officers. These contracts confirm the indemnity provided to such persons by the Company's Certificate of Incorporation.
 The agreements provide that the directors and certain senior officers will be indemnified to the fullest extent permitted by law against all expenses (including attorney's fees), judgements (other than in proceedings by, or in the right of, the Company), fines and settlement amounts, paid or incurred by them and may have indemnification expenses advanced to them in any action or proceeding, including any action by, or in the right of, the Company, on account of their service as a director or officer of the Company of any subsidiary of the Company or as a director or officer of any other entity when they served in such capacities at the request of the Company.

Item 7.	Exemption from Registration Claimed.

Any restricted securities to be offered or resold pursuant to this Registration Statement are exempt under Section 4(2) of the Securities Act of 1933, as amended, as a non-public offering of securities.

Item 8.	Exhibits.

EXHIBITS
Exhibit No.	Description
4   	Ryan, Beck & Co., Inc. 1997 Employee
Restricted Stock Purchase Plan

5   	Opinion of Klehr, Harrison, Harvey,
Branzburg & Ellers with respect to the legality of the shares of Common Stock being registered hereunder.

23.1   	Consent of Deloitte & Touche LLP,
independent auditors, with respect to the consolidated
financial statements of Ryan, Beck & Co., Inc. for the year
ended December 31, 1996.

23.2   	Consent of Trien, Rosenberg, Rosenberg,
Weinberg, Ciullo & Fazzari, LLP, independent auditors,
with respect to the consolidated financial statements of
Ryan, Beck & Co., Inc. for the years ended December 31,
1995 and 1994.

24   	Powers of Attorney (included in the
signature pages hereto).

Item 9.		Undertakings.

(a)   The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a) (1)(i) and (a) (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to its Certificate of Incorporation, its bylaws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange, State of New Jersey, on this 12th day of August, 1997.

RYAN, BECK & CO., INC.

BY: /s/ Ben A. Plotkin
Ben A. Plotkin, President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Ryan, Beck & Co., Inc. whose signature appears below hereby appoints Ben A. Plotkin and Leonard J. Stanley and each of them individually as true and lawful attorney-in-fact for the undersigned with full power of substitution, to execute in his name and on his behalf in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact shall deem appropriate, and to cause to be filed any such amendment (including exhibits thereto and other documents in connection therewith) to this Registration Statement with the Securities and Exchange Commission, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of August, 1997.

SIGNATURES
Signature	Title(s)
/s/ Ben A. Plotkin	President and
Director
Ben A. Plotkin
/s/ Michael M. Horn	Director
Michael M. Horn
/s/ Matthew R. Naula	Vice Chairman,
Executive Vice President and Director
Matthew R. Naula
/s/ Richard B. Neff	Chairman of the
Board and Director
Richard B. Neff
/s/ Robert W. Pangia	Director
Robert W. Pangia
/s/ Benjamin Perlmutter	Director
Benjamin Perlmutter
/s/ Peter W. Rodino, Jr.	Director
Peter W. Rodino, Jr.
/s/ Jack R. Rosenthal	Vice Chairman
and Director
Jack R. Rosenthal
/s/ Leonard J. Stanley	Senior Vice
President, and Chief Financial and
Leonard J. Stanley	Administrative
Officer (Principal Accounting and
	Financial
Officer) and Director
/s/ Jay Suskind	Senior Vice
President and Director
Jay Suskind

EXHIBIT INDEX
Exhibit Number		Description
4	Ryan, Beck & Co., Inc. 1997
Employee Restricted Stock Purchase Plan.
5	Opinion of Klehr, Harrison,
Harvey, Branzburg & Ellers with respect to the legality of
the shares of Common Stock being registered hereunder.
23.1	Consent of Deloitte & Touche
LLP, independent auditors, with respect to the consolidated
financial statements of Ryan, Beck & Co., Inc. for the year
ended December 31, 1996.
23.2	Consent of Trien, Rosenberg,
Rosenberg, Weinberg, Ciullo & Fazzari, LLP, independent
auditors, with respect to the consolidated financial
statements of Ryan, Beck & Co., Inc. for the years ended
December 31, 1995 and 1994.

EXHIBIT 4

RYAN, BECK & CO., INC.
1997 EMPLOYEE RESTRICTED STOCK PURCHASE
PLAN

At the outset of the year, we stated in our general business plan a desire to encourage employee ownership of Ryan, Beck stock. In furtherance of this goal, this week the Board of Directors approved a one time stock match program for all employees. We are offering every employee an opportunity to acquire Ryan, Beck & Co. stock through our Restricted Stock Grant Plan.

Every employee will be entitled to purchase a limited amount of Ryan, Beck & Co. stock as outlined in the schedule below. For every $500 of stock that you purchase, the Company will acquire an additional $125 of stock for you. The shares that the Company acquires will have a cliff vesting period of three years. In order to receive the shares purchased for you by the Company, you must hold the shares you purchased for three years and also remain an employee at the end of the three year vesting period. If you leave the employ of Ryan, Beck & Co. in less than three years you only forfeit the shares purchased by the company, not your own shares.

You will receive any dividends paid on both the shares you purchased and the shares that the Company has acquired for you. These shares must be purchased in $500 increments. Also, if there is adequate interest, we will help to arrange loans to finance the purchase with an unaffiliated lender at market rates.

This window will remain open only until the close of business on August 1, 1997. For both the shares purchased by employees and the "match" shares, we intend to furnish the shares at a price determined as follows: the average over the ten trading days ending on July 31, 1997 of the average of the bid - ask at the daily closing. We feel that this is an excellent chance to promote employee stock ownership, and we hope that you all take advantage of this generous opportunity. You should be aware that every member of the Senior Management Group intends to participate in this program. Moreover, all outside directors of Ryan, Beck & Co. now take a portion of their compensation in the form of stock.

The Schedule below outlines the amount of restricted shares you can acquire through this offer:

SCHEDULE
		The maximum Company match,
	The maximum $ amount of	which is equal to 25%
Your 1996 Compensation Level	restricted shares you
can purchase	of the shares you
purchase
Less than $30,000	$5,000		$1,250
$30,000 - $75,000	$25,000		$6,250
More than $75,000	$50,000		$12,500


In closing, please remember this is our Company - you should own a piece of the new Ryan, Beck & Co.! Please return this form as soon as possible.

Please return this page to Grace O'Deven in Human
Resources by July 31, 1997.

Name:


_____Yes, I am interested in purchasing $____________ of Ryan, Beck & Co. stock.

_____I am interested in talking to a lender.

_____No, I am not interested in purchasing any Ryan, Beck
& Co. stock.


EXHIBIT 5

[LETTERHEAD OF KLEHR, HARRISON, HARVEY,
BRANZBURG & ELLERS]

August 12, 1997

Board of Directors
Ryan, Beck & Co., Inc.
80 Main Street
West Orange, New Jersey  07052

Re:	Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Ryan, Beck & Co., Inc. (the
"Company") in connection with the proposed registration of shares of the Company's common stock, par value $.10 per share (the "Common Stock"), on a registration statement on Form S-8 being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement, as it may be amended or supplemented from time to time, including all exhibits thereto, is referred to hereinafter as the "Registration Statement."

The shares to be registered (the "Shares") consist of 178,690 shares of Common Stock issuable pursuant to the Ryan, Beck & Co., Inc. 1997 Employee Restricted Stock
Purchase (the "Stock Purchase Plan").  Certain of the
Shares may be offered and sold from time to time for the account of the persons referred to in the Registration
Statement as "Selling Stockholders."

In this regard, we have examined: (i) the Stock Purchase Plan; (ii) the Company's Certificate of Incorporation and Bylaws, each as amended and as presently in effect; (iii) the Registration Statement; and (iv) such officers' certificates, resolutions, minutes, corporate records and other documents as we have deemed necessary or appropriate for purposes of rendering the opinions expressed herein.

In rendering such opinions, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

The opinions expressed herein are based solely upon our review of the documents and other materials expressly referred to above. Other than such documents and other materials, we have not reviewed any other documents in rendering such opinions. Such opinions are therefore qualified by the scope of that document examination.

Based upon and subject to the foregoing, and on such other examinations of law and fact as we have deemed necessary or appropriate in connection herewith, we are of the opinion that, upon issuance in accordance with the provisions of the Stock Purchase Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

This opinion is limited to the law of the State of New Jersey and the Federal securities law of the United States. Except as expressly otherwise noted herein, this opinion is given as of the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.
 By giving such consent, we do not hereby admit that we fall within the category of persons whose consent is required pursuant to Section 7 of the Securities Act.

Very truly yours,

/s/ Klehr, Harrison, Harvey, Branzburg & Ellers

EXHIBIT 23.1

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Ryan, Beck & Co., Inc. (the
"Company") pertaining to the Ryan, Beck & Co., Inc. 1997
Employee Restricted Stock Purchase Plan on Form S-8 of our report dated February 14, 1997 appearing in the Annual
Report on Form 10-K of Ryan, Beck & Co., Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in this Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
August 12, 1997

EXHIBIT 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Ryan, Beck & Co.,
Inc. (the "Company") pertaining to the Ryan, Beck & Co., Inc. 1997 Employee Restricted Stock Purchase Plan of our report dated February 5, 1996, with respect to the consolidated statements of financial condition of the Company as of December 31, 1995 and 1994 and the related consolidated statements of cash flows for the two years then ended, which report is incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission.

/s/ Trien, Rosenberg, Rosenberg, Weinberg, Ciullo &
Fazzari, LLP

Morristown, New Jersey
August 12, 1997